Exhibit 99.1

Old National's 1st Quarter Results Supported by Strong Deposit Franchise, Ample Liquidity, Stable Credit and Expense Discipline
Evansville, Ind. (April 25, 2023)

Old National Bancorp (NASDAQ: ONB) reports 1Q23 net income applicable to common shares of $142.6 million, diluted EPS of $0.49; $159.1 million and $0.54 on an adjusted[1] basis, respectively.
COMMENTARY BY CEO JIM RYAN:

Reflecting on April 10th
"Five of our Old National team members were lost forever while other team members and two Louisville Metro police officers suffered injuries. In the aftermath, many heroes emerged, including members of law enforcement, city and state officials, the Louisville medical community and some of our own team members who were on the scene.

Old National would like to thank the Louisville community for their unconditional love and support, as well as countless other individuals and organizations throughout the country whose outpouring of love and care has strengthened us. We also want to acknowledge and thank our resilient team members who rallied in support of those in Louisville and one another, along with our clients, many of whom reached out to us with messages of care and concern.

Finally, we ask everyone to consider giving the gift of life by donating blood. In addition to honoring those impacted in Louisville, your gift will help save lives throughout our nation."

Reflecting on First Quarter Earnings
"Our positive first quarter results underscore the stability of Old National's low-cost deposit franchise and the granularity and strength of our loan portfolio and revenue streams. When you also factor in another quarter of excellent expense discipline, stable credit and ample liquidity, you can see why Old National finds itself exceptionally well-positioned for whatever headwinds may lie ahead."

FIRST QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $142.6 million; adjusted net income applicable to common shares[1] of $159.1 million
•Earnings per diluted common share ("EPS") of $0.49; adjusted EPS[1] of $0.54

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $387.2 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.69%, down 16 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $207.1 million; adjusted PPNR[1] of $228.2 million
•Noninterest expense of $250.7 million; adjusted noninterest expense[1] of $234.8 million
•Efficiency ratio[1] of 52.8%; adjusted efficiency ratio[1] of 48.8%

Deposits and Funding	•Period-end total deposits of $34.9 billion, stable including normal seasonal patterns in public funds
•Granular low-cost deposit franchise; total deposit costs of 72 bps and a total deposit beta cycle to date of 15% (interest-bearing deposit beta of 23%)
•Deposits that were either insured or collateralized[3] at March 31, 2023 were ~70% of total deposits
•Strong liquidity provided by existing funding sources plus available unencumbered, high-quality collateral totaling $15.7 billion; ~150% uninsured covered ratio[4]
•Total funding of $41.7 billion, up 2.6% compared to December 31, 2022

Note: See following page for footnotes.

Loans and Credit Quality	•End-of-period total loans[5] of $31.8 billion, up 2.2% compared to December 31, 2022
•Provision for credit losses[6] ("provision") of $13.4 million
•Net charge-offs of $16.4 million, or 21 bps of average loans; 5 bps excluding purchased credit deteriorated ("PCD") loans that had an allowance at acquisition
•Non-performing loans of 0.74% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 21.0%; adjusted return on average tangible common equity[1] of 23.4%
•Repurchased 1.8 million shares of common stock during the quarter

Notable Items	•$14.6 million of merger-related charges
•$1.3 million of property optimization charges
•$5.2 million of losses on sales of debt securities
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Uninsured and uncollateralized deposits include the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.4 billion of affiliate deposits and $3.4 billion of collateralized or otherwise insured deposits 4 Represents the ratio of liquidity availability (cash and cash equivalents, funding capacity at FHLB, discount window and Bank Term Funding Program ("BTFP"), and unencumbered eligible collateral) at March 31, 2023, plus recently pledged loan collateral to FHLB, to uninsured and uncollateralized deposits at March 31, 2023 5 Includes loans held for sale 6 Includes the provision for unfunded commitments
RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported first quarter 2023 net income applicable to common shares of $142.6 million, or $0.49 per diluted common share.
Included in the first quarter was pre-tax charges of $1.3 million for property optimization and $14.6 million related to the February 15, 2022 merger with First Midwest. Excluding these transactions and $5.2 million of realized debt securities losses from the current quarter, adjusted net income was $159.1 million, or $0.54 per diluted common share.
DEPOSITS AND FUNDING
Stable low-cost deposits including normal seasonal patterns in public funds; ample funding and liquidity.
•Period-end total core deposits were $34.9 billion at March 31, 2023, stable including normal seasonal patterns in public funds.
•On average, total deposits for the first quarter were $34.9 billion, a decrease of 1.4%.
•Granular low-cost deposit franchise; total deposit costs of 72 bps and a total deposit cycle to date beta of 15% (interest-bearing deposit beta of 23%).
•Deposits that were either insured or collateralized at March 31, 2023 were approximately 70% of total deposits.
•Strong liquidity provided by existing funding sources plus available unencumbered, high-quality collateral; ~150% uninsured covered ratio4.
•Total funding of $41.7 billion, up 2.6% compared to December 31, 2022.
•A loan to deposit ratio of 91% at March 31, 2023, combined with existing funding sources plus available unencumbered, high-quality collateral totaling approximately $15.7 billion provides strong liquidity.

LOANS
Broad-based disciplined commercial loan growth.
•Period-end total loans3 were $31.8 billion at March 31, 2023, up 2.2% from December 31, 2022, driven by strong commercial loan growth.
•Total commercial loan production in the first quarter was $1.8 billion; period-end commercial pipeline totaled $5.4 billion.
•Average total loans in the first quarter were $31.3 billion, an increase of $532.6 million from the fourth quarter of 2022.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of the Old National franchise.
•Provision5 expense in the first quarter of 2023 was $13.4 million, compared to $11.4 million in the fourth quarter of 2022, reflecting loan and unfunded commitment growth, economic factors and portfolio mix changes.
•Net charge-offs in the first quarter were $16.4 million, or 21 bps of average loans compared to net charge-offs of 5 bps of average loans in the fourth quarter of 2022.
◦Excluding PCD loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 5 bps for both the first quarter of 2023 and fourth quarter of 2022.
•30+ day delinquencies were 0.14% at the end of the first quarter of 2023, compared to 0.19% at the end of the fourth quarter of 2022.
•Non-performing loans as a percentage of total loans were 0.74% compared to 0.81% for the fourth quarter of 2022.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of March 31, 2023, the remaining discount on these acquired loans was $96 million.
•The allowance for credit losses, including the allowance for credit losses on unfunded commitments, stood at $332.9 million, or 1.05% of total loans at March 31, 2023, compared to $335.9 million, or 1.08% of total loans at December 31, 2022.

NET INTEREST INCOME AND MARGIN
Loan growth and the higher rate environment favorably impact net interest income and margin, more than offset by higher funding costs, fewer days in the quarter and lower accretion.
•Net interest income on a fully taxable equivalent basis decreased to $387.2 million in the first quarter of 2023 compared to $396.5 million in the fourth quarter of 2022, driven by loan growth and the higher rate environment which were more than offset by higher funding costs, fewer days in the quarter and lower accretion income on loans.
•Net interest margin on a fully taxable equivalent basis decreased 16 bps to 3.69% compared to the fourth quarter of 2022.
•Accretion income on loans and borrowings was $7.9 million, or 8 bps of net interest margin, in the first quarter of 2023 compared to $10.4 million, or 10 bps of net interest margin, in the fourth quarter of 2022.
•Cost of total deposits was 0.72%, increasing 38 bps and the cost of total interest-bearing deposits increased 57 bps to 1.09% in the first quarter of 2023.

NONINTEREST INCOME
Increase driven by higher capital markets income as well as wealth management and investment products fees, partly offset by lower bank fees.
•Total noninterest income for the first quarter of 2023 was $70.7 million.
•Excluding realized debt securities losses for both periods and a $90.7 million pre-tax gain on the sale of health savings accounts for the fourth quarter of 2022, adjusted noninterest income for the first quarter was $75.9 million, up 1.8% compared to the fourth quarter of 2022, driven by higher capital markets income as well as wealth management and investment product fees, partially offset by lower service charges on deposit accounts and debit card and ATM fees.

NONINTEREST EXPENSE
Disciplined expense management.
•Noninterest expense for the first quarter of 2023 was $250.7 million and included $1.3 million for property optimization and $14.6 million of merger-related charges.
•Excluding these items, adjusted noninterest expense for the first quarter was $234.8 million, consistent with $235.5 million for the fourth quarter of 2022; lower salary and employee benefits and tax credit amortization was mostly offset by higher FDIC assessment and technology expenses.
•The efficiency ratio1 was 52.8%, while the adjusted efficiency ratio1 was 48.8% for the first quarter of 2023 compared to 49.1% and 47.5%, respectively, for the fourth quarter of 2022.

INCOME TAXES
•Income tax expense in the first quarter of 2023 was $41.4 million, resulting in an effective tax rate of 22.0% compared to 23.4% in the fourth quarter of 2022. On an adjusted fully taxable equivalent ("FTE") basis, the effective tax rate was 24.1% in the first quarter compared to 24.8% in the fourth quarter.
•Income tax expense included $3.1 million of tax credit benefit.

CAPITAL
Capital ratios remain strong.
•Preliminary total risk-based capital was 11.95% and preliminary regulatory Tier 1 capital was 10.62%, impacted by loan growth, merger related charges, and stock repurchases, partly offset by retained earnings.
•Tangible common equity to tangible assets was 6.37% at the end of the first quarter compared to 6.18% in the fourth quarter of 2022.
•The Company repurchased 1.8 million shares of common stock during the quarter.
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, April 25, 2023, to review first quarter financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (844) 200-6205 or International (929) 526-1599, Access code 892610. A replay of the call will also be available from approximately noon Central Time on April 25, 2023 through May 9, 2023. To access the replay, dial U.S. (866) 813-9403 or international +44 (204) 525-0658, Access code 569807.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank, which is the sixth largest commercial bank headquartered in the Midwest. With approximately $48 billion of assets and $28 billion of assets under management, Old National ranks among the top 35 banking companies headquartered in the U.S. Tracing our roots to 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables at the end of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the current expected credit loss ("CECL") Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings accounts, property optimization charges and gains/losses on sales of debt securities. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.

The Company presents adjusted noninterest expense, which excludes merger related charges and property optimization charges, as well as adjusted noninterest income, which excludes the gain on sale of health savings accounts and gains/losses on sales of debt securities. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; the ability of Old National to execute its business plan, including the completion of the integration related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; unanticipated changes in our liquidity position, including but not limited to changes in access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Walton
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Income Statement
Net interest income	$381,488	$391,090	$376,589	$337,472	$222,785
FTE adjustment[1,4]	5,666	5,378	4,950	4,314	3,772
Net interest income - tax equivalent basis[4]	387,154	396,468	381,539	341,786	226,557
Provision for credit losses[2]	13,437	11,408	15,490	9,165	108,736
Noninterest income	70,681	165,037	80,385	89,117	65,240
Noninterest expense[2]	250,711	282,675	262,444	277,475	215,589
Net income (loss) available to common shareholders	$142,566	$196,701	$136,119	$110,952	$(29,603)
Per Common Share Data
Weighted average diluted shares	292,756	293,131	292,483	291,881	227,002
EPS, diluted	$0.49	$0.67	$0.47	$0.38	$(0.13)
Cash dividends	0.14	0.14	0.14	0.14	0.14
Dividend payout ratio[3]	29%	21%	30%	37%	(108)%
Book value	$17.24	$16.68	$16.05	$16.51	$17.03
Stock price	14.42	17.98	16.47	14.79	16.38
Tangible book value[4]	9.98	9.42	8.75	9.23	9.71
Performance Ratios
ROAA	1.25%	1.74%	1.22%	1.01%	(0.31)%
ROAE	11.6%	16.8%	11.1%	9.1%	(2.9)%
ROATCE[4]	21.0%	31.5%	20.5%	16.9%	(4.0)%
NIM (FTE)	3.69%	3.85%	3.71%	3.33%	2.88%
Efficiency ratio[4]	52.8%	49.1%	55.3%	62.7%	72.3%
Efficiency ratio (prior presentation)[5]	N/A	N/A	56.2%	62.7%	76.2%
NCOs (recoveries) to average loans	0.21%	0.05%	0.10%	0.02%	0.05%
ACL on loans to EOP loans	0.94%	0.98%	0.99%	0.97%	0.99%
ACL[6] to EOP loans	1.05%	1.08%	1.08%	1.05%	1.07%
NPLs to EOP loans	0.74%	0.81%	0.81%	0.78%	0.88%
Balance Sheet (EOP)
Total loans	$31,822,374	$31,123,641	$30,528,933	$29,553,648	$28,336,244
Total assets	47,842,644	46,763,372	46,215,526	45,748,355	45,834,648
Total deposits	34,917,792	35,000,830	36,053,663	35,538,975	35,607,390
Total borrowed funds	6,740,454	5,586,314	4,264,750	4,384,411	4,347,560
Total shareholders' equity	5,277,426	5,128,595	4,943,383	5,078,783	5,232,114
Capital Ratios[4]
Risk-based capital ratios (EOP):
Tier 1 common equity	9.96%	10.03%	9.88%	9.90%	10.04%
Tier 1 capital	10.62%	10.71%	10.58%	10.63%	10.79%
Total capital	11.95%	12.02%	11.84%	12.03%	12.19%
Leverage ratio (average assets)	8.53%	8.52%	8.26%	8.19%	10.58%
Equity to assets (averages)	11.00%	10.70%	11.18%	11.22%	12.03%
TCE to TA	6.37%	6.18%	5.82%	6.20%	6.51%
Nonfinancial Data
Full-time equivalent employees	4,023	3,967	4,008	4,196	4,333
Banking centers	256	263	263	266	267
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

[3] Cash dividends per common share divided by net income per common share (basic).
[4] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures. March 31, 2023 capital ratios are preliminary.
[5] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.

[6] Includes the allowance for credit losses on loans and unfunded commitments.

FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity
  ROATCE - Return on average tangible common equity NCOs - Net Charge-offs ALL - Allowance for loan losses ACL - Allowance for Credit Losses
EOP - End of period actual balances NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Interest income	$495,649	$457,821	$406,518	$354,358	$235,505
Less: interest expense	114,161	66,731	29,929	16,886	12,720
Net interest income	381,488	391,090	376,589	337,472	222,785
Provision for credit losses[1]	13,437	11,408	15,490	9,165	108,736
Net interest income after provision for credit losses	368,051	379,682	361,099	328,307	114,049
Wealth management fees	18,760	17,851	17,317	19,304	14,630
Service charges on deposit accounts	17,003	18,109	20,042	20,324	14,026
Debit card and ATM fees	9,982	10,798	10,608	11,222	7,599
Mortgage banking revenue	3,400	3,888	5,360	6,522	7,245
Investment product fees	8,160	7,817	8,042	8,568	7,322
Capital markets income	6,939	5,377	8,906	7,261	4,442
Company-owned life insurance	3,186	3,108	3,361	4,571	3,524
Gain on sale of health savings accounts	—	90,673	—	—	—
Other income	8,467	7,589	6,921	11,430	6,110
Gains (losses) on sales of debt securities	(5,216)	(173)	(172)	(85)	342
Total noninterest income	70,681	165,037	80,385	89,117	65,240
Salaries and employee benefits	137,364	142,459	147,203	161,817	124,147
Occupancy	28,282	26,488	26,418	26,496	21,019
Equipment	7,389	7,591	7,328	7,550	5,168
Marketing	9,417	8,508	10,361	9,119	4,276
Technology	19,202	19,951	20,269	25,883	18,762
Communication	4,461	4,159	5,392	5,878	3,417
Professional fees	6,732	6,360	6,559	6,336	19,791
FDIC assessment	10,404	5,809	6,249	4,699	2,575
Amortization of intangibles	6,186	6,787	7,089	7,170	4,811
Amortization of tax credit investments	2,761	5,258	2,662	1,525	1,516
Property optimization	1,317	26,818	—	—	—
Other expense[1]	17,196	22,487	22,914	21,002	10,107
Total noninterest expense	250,711	282,675	262,444	277,475	215,589
Income (loss) before income taxes	188,021	262,044	179,040	139,949	(36,300)
Income tax expense (benefit)	41,421	61,309	38,887	24,964	(8,714)
Net income (loss)	$146,600	$200,735	$140,153	$114,985	$(27,586)
Preferred dividends	(4,034)	(4,034)	(4,034)	(4,033)	(2,017)
Net income (loss) applicable to common shares	$142,566	$196,701	$136,119	$110,952	$(29,603)

EPS	$0.49	$0.67	$0.47	$0.38	$(0.13)
Weighted Average Common Shares Outstanding
Basic	291,088	291,012	290,961	290,862	227,002
Diluted	292,756	293,131	292,483	291,881	227,002
Common shares outstanding (EOP)	291,922	292,903	292,880	292,893	292,959

[1] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

End of Period Balance Sheet (unaudited)
($ in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Earning Assets
Federal Reserve Bank account	$712,388	$269,374	$328,391	$334,570	$1,545,389
Money market investments	14,668	5,606	6,374	7,774	12,419
Investments:
Treasury and government-sponsored agencies	2,236,413	2,195,175	2,186,551	2,461,173	2,527,568
Mortgage-backed securities	5,395,680	5,476,718	5,584,241	5,976,921	6,086,853
States and political subdivisions	1,785,072	1,827,164	1,829,561	1,839,333	1,840,823
Other securities	826,575	730,476	693,303	719,223	735,550
Total investments	10,243,740	10,229,533	10,293,656	10,996,650	11,190,794
Loans held for sale, at fair value	10,584	11,926	19,748	26,217	39,376
Loans:
Commercial	9,751,875	9,508,904	9,311,148	8,923,983	8,624,253
Commercial and agriculture real estate	12,908,380	12,457,070	12,227,888	11,796,503	11,337,735
Consumer:
Home equity	1,009,440	1,033,783	1,043,594	1,097,852	1,080,885
Other consumer loans	1,584,013	1,663,443	1,678,997	1,656,253	1,587,216
Subtotal of commercial and consumer loans	25,253,708	24,663,200	24,261,627	23,474,591	22,630,089
Residential real estate	6,568,666	6,460,441	6,267,306	6,079,057	5,706,155
Total loans	31,822,374	31,123,641	30,528,933	29,553,648	28,336,244
Total earning assets	42,803,754	41,640,080	41,177,102	40,918,859	41,124,222

Allowance for credit losses on loans	(298,711)	(303,671)	(302,254)	(288,003)	(280,507)
Non-earning Assets:
Cash and due from banks	386,879	453,432	466,846	455,620	418,744
Premises and equipment, net	566,758	557,307	588,021	586,031	584,113
Operating lease right-of-use assets	183,687	189,714	187,626	192,196	201,802
Goodwill and other intangible assets	2,118,935	2,125,121	2,135,792	2,131,815	2,144,609
Company-owned life insurance	770,471	768,552	767,089	769,595	766,291
Other assets	1,310,871	1,332,837	1,195,304	982,242	875,374
Total non-earning assets	5,337,601	5,426,963	5,340,678	5,117,499	4,990,933
Total assets	$47,842,644	$46,763,372	$46,215,526	$45,748,355	$45,834,648

Liabilities and Equity
Noninterest-bearing demand deposits	$10,995,083	$11,930,798	$12,400,077	$12,388,379	$12,463,136
Interest-bearing:
Checking and NOW accounts	7,903,520	8,340,955	8,963,014	8,473,510	8,296,337
Savings accounts	6,030,255	6,326,158	6,616,512	6,796,152	6,871,767
Money market accounts	5,867,239	5,389,139	5,602,729	5,373,318	5,432,139
Other time deposits	3,361,979	2,775,991	2,393,083	2,479,304	2,544,011
Total core deposits	34,158,076	34,763,041	35,975,415	35,510,663	35,607,390
Brokered deposits	759,716	237,789	78,248	28,312	—
Total deposits	34,917,792	35,000,830	36,053,663	35,538,975	35,607,390

Federal funds purchased and interbank borrowings	618,955	581,489	301,031	1,561	1,721
Securities sold under agreements to repurchase	393,018	432,804	438,053	476,173	509,275
Federal Home Loan Bank advances	4,981,612	3,829,018	2,804,617	3,283,963	3,239,357
Other borrowings	746,869	743,003	721,049	622,714	597,207
Total borrowed funds	6,740,454	5,586,314	4,264,750	4,384,411	4,347,560
Operating lease liabilities	205,249	211,964	207,725	215,188	234,049
Accrued expenses and other liabilities	701,723	835,669	746,005	530,998	413,535
Total liabilities	42,565,218	41,634,777	41,272,143	40,669,572	40,602,534
Preferred stock, common stock, surplus, and retained earnings	5,985,784	5,915,017	5,751,833	5,647,916	5,570,313
Accumulated other comprehensive income (loss), net of tax	(708,358)	(786,422)	(808,450)	(569,133)	(338,199)
Total shareholders' equity	5,277,426	5,128,595	4,943,383	5,078,783	5,232,114
Total liabilities and shareholders' equity	$47,842,644	$46,763,372	$46,215,526	$45,748,355	$45,834,648

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$497,953	$3,098	2.52%	$324,801	$(259)	(0.32)%	$1,336,404	$308	0.09%
Investments:
Treasury and government-sponsored agencies	2,197,426	16,531	3.01%	2,151,746	14,683	2.73%	2,195,470	8,219	1.50%
Mortgage-backed securities	5,429,200	35,090	2.59%	5,470,753	35,344	2.58%	4,869,038	24,377	2.00%
States and political subdivisions	1,808,316	14,690	3.25%	1,818,431	14,849	3.27%	1,738,652	13,637	3.14%
Other securities	738,139	8,604	4.66%	702,730	7,741	4.41%	605,552	4,144	2.74%
Total investments	10,173,081	74,915	2.95%	10,143,660	72,617	2.86%	9,408,712	50,377	2.14%
Loans:[2]
Commercial	9,457,089	147,620	6.24%	9,330,906	132,711	5.69%	5,893,907	55,283	3.75%
Commercial and agriculture real estate	12,654,366	179,475	5.67%	12,317,057	161,766	5.25%	8,749,162	77,408	3.54%
Consumer:
Home equity	929,477	19,070	8.32%	949,925	16,926	7.07%	783,729	7,355	3.81%
Other consumer loans	1,706,873	19,038	4.52%	1,766,527	19,906	4.47%	1,320,923	14,560	4.47%
Subtotal commercial and consumer loans	24,747,805	365,203	5.91%	24,364,415	331,309	5.43%	16,747,721	154,606	3.74%
Residential real estate loans	6,523,074	58,099	3.56%	6,373,819	59,532	3.74%	3,990,716	33,986	3.41%

Total loans	31,270,879	423,302	5.42%	30,738,234	390,841	5.08%	20,738,437	188,592	3.64%

Total earning assets	$41,941,913	$501,315	4.79%	$41,206,695	$463,199	4.49%	$31,483,553	$239,277	3.04%

Less: Allowance for credit losses on loans	(304,393)			(303,009)			(168,175)

Non-earning Assets:
Cash and due from banks	$437,872			$368,874			$268,836
Other assets	4,907,115			4,861,247			3,480,640

Total assets	$46,982,507			$46,133,807			$35,064,854

Interest-Bearing Liabilities:
Checking and NOW accounts	$7,988,579	$19,359	0.98%	$8,482,651	$13,189	0.62%	$6,784,653	$596	0.04%
Savings accounts	6,183,409	2,230	0.15%	6,482,369	1,558	0.10%	5,302,015	589	0.05%
Money market accounts	5,641,288	20,010	1.44%	5,382,254	8,091	0.60%	3,778,682	691	0.07%
Other time deposits	3,057,870	15,289	2.03%	2,540,619	5,688	0.89%	1,745,153	1,318	0.31%
Total interest-bearing core deposits	22,871,146	56,888	1.01%	22,887,893	28,526	0.49%	17,610,503	3,194	0.07%
Brokered deposits	500,530	5,705	4.62%	129,745	1,366	4.18%	—	—	0.00%
Total interest-bearing deposits	23,371,676	62,593	1.09%	23,017,638	29,892	0.52%	17,610,503	3,194	0.07%

Federal funds purchased and interbank borrowings	419,291	4,839	4.68%	475,431	4,299	3.59%	1,113	—	0.01%
Securities sold under agreements to repurchase	412,819	779	0.77%	409,916	556	0.54%	449,939	96	0.09%
Federal Home Loan Bank advances	4,273,343	37,996	3.61%	3,266,896	25,609	3.11%	2,589,984	5,963	0.93%
Other borrowings	781,221	7,954	4.13%	753,401	6,375	3.36%	432,434	3,467	3.21%
Total borrowed funds	5,886,674	51,568	3.55%	4,905,644	36,839	2.98%	3,473,470	9,526	1.11%

Total interest-bearing liabilities	$29,258,350	$114,161	1.58%	$27,923,282	$66,731	0.95%	$21,083,973	$12,720	0.24%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$11,526,267			$12,373,495			$9,294,876
Other liabilities	1,031,702			900,448			467,589
Shareholders' equity	5,166,188			4,936,582			4,218,416

Total liabilities and shareholders' equity	$46,982,507			$46,133,807			$35,064,854

Net interest rate spread			3.21%			3.54%			2.80%

Net interest margin (GAAP)			3.64%			3.80%			2.83%

Net interest margin (FTE)[3]			3.69%			3.85%			2.88%

FTE adjustment		$5,666			$5,378			$3,772

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Allowance for credit losses:
Beginning allowance for credit losses on loans	$303,671	$302,254	$288,003	$280,507	$107,341
Allowance established for acquired PCD loans	—	—	10,558	—	78,531
Provision for credit losses on loans	11,469	5,389	11,288	9,254	97,409
Gross charge-offs	(18,180)	(7,081)	(11,440)	(4,096)	(4,664)
Gross recoveries	1,751	3,109	3,845	2,338	1,890
NCOs	(16,429)	(3,972)	(7,595)	(1,758)	(2,774)
Ending allowance for credit losses on loans	$298,711	$303,671	$302,254	$288,003	$280,507
Beginning allowance for credit losses on unfunded commitments	$32,188	$26,169	$21,966	$22,046	$10,879
Provision (release) for credit losses on unfunded commitments	1,968	6,019	4,203	(80)	11,167
Ending allowance for credit losses on unfunded commitments	$34,156	$32,188	$26,169	$21,966	$22,046
Allowance for credit losses	$332,867	$335,859	$328,423	$309,969	$302,553
Provision for credit losses on loans	$11,469	$5,389	$11,288	$9,254	$97,409
Provision (release) for credit losses on unfunded commitments[1]	1,968	6,019	4,203	(80)	11,167
Provision for credit losses[1]	$13,437	$11,408	$15,491	$9,174	$108,576
NCOs / average loans[2]	0.21%	0.05%	0.10%	0.02%	0.05%
Average loans[2]	$31,270,299	$30,737,698	$29,890,008	$28,847,003	$20,725,313
EOP loans[2]	31,822,374	31,123,641	30,528,933	29,553,648	28,336,244
ACL on loans / EOP loans[2]	0.94%	0.98%	0.99%	0.97%	0.99%
ACL / EOP loans[2]	1.05%	1.08%	1.08%	1.05%	1.07%
Underperforming Assets:
Loans 90 days and over (still accruing)	$1,231	$2,650	$767	$882	$1,646
NPLs:
Nonaccrual loans[3,4]	234,337	238,178	233,659	214,924	227,925
TDRs still accruing[4]	N/A	15,313	13,674	15,665	20,999
Total NPLs	234,337	253,491	247,333	230,589	248,924
Foreclosed assets	10,817	10,845	11,967	12,618	19,713
Total underperforming assets	$246,385	$266,986	$260,067	$244,089	$270,283
Classified and Criticized Assets:
Nonaccrual loans[3]	$234,337	$238,178	$233,659	$214,924	$227,925
Substandard loans (still accruing)	570,229	504,657	476,724	490,566	518,341
Loans 90 days and over (still accruing)	1,231	2,650	767	882	1,646
Total classified loans - "problem loans"	805,797	745,485	711,150	706,372	747,912
Other classified assets	26,441	24,735	24,773	25,004	24,676
Criticized loans - "special mention loans"	593,307	636,069	549,994	452,835	507,689
Total classified and criticized assets	$1,425,545	$1,406,289	$1,285,917	$1,184,211	$1,280,277
Loans 30-89 days past due	$42,071	$55,522	$65,632	$48,889	$94,114
NPLs / EOP loans[2]	0.74%	0.81%	0.81%	0.78%	0.88%
ACL to NPLs	142%	132%	133%	134%	122%
Under-performing assets/EOP loans[2]	0.77%	0.86%	0.85%	0.83%	0.95%
Under-performing assets/EOP assets	0.51%	0.57%	0.56%	0.53%	0.59%
30+ day delinquencies[2]	0.14%	0.19%	0.22%	0.17%	0.34%
[1] Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022. Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

[2] Excludes loans held for sale.
[3] Includes non-accruing TDRs totaling $24.0 million at December 31, 2022, $23.8 million at September 30, 2022, $24.3 million at June 30, 2022 and $23.8 million at March 31, 2022.
4 As a result of accounting guidance adopted in 2023, the TDR classification is no longer applicable subsequent to December 31, 2022.
PCD - Purchased credit deteriorated TDR - Troubled debt restructuring

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Earnings Per Share:
Net income applicable to common shares	$142,566	$196,701	$136,119	$110,952	$(29,603)
Adjustments:
Merger related charges[2]	14,558	20,314	22,743	36,585	52,299
Tax effect[1]	(3,172)	(5,160)	(8,529)	(13,057)	(9,534)
Merger related charges, net	11,386	15,154	14,214	23,528	42,765
Debt Securities (gains) losses	5,216	173	172	85	(342)
Tax effect[1]	(1,137)	(44)	(65)	(30)	62
Debt securities (gains) losses, net	4,079	129	107	55	(280)
Property optimization	1,317	26,818	—	—	—
Tax effect[1]	(287)	(6,812)	—	—	—
Property optimization, net	1,030	20,006	—	—	—
Gain on sale of health savings accounts	—	(90,673)	—	—	—
Tax effect[1]	—	23,031	—	—	—
Gain on sale of health savings accounts, net	—	(67,642)	—	—	—
Day 1 non-PCD	—	—	—	—	96,270
Tax effect[1]	—	—	—	—	(17,550)
Day 1 non-PCD, net	—	—	—	—	78,720
Total adjustments, net	16,495	(32,353)	14,321	23,583	121,205
Net income applicable to common shares, adjusted	$159,061	$164,348	$150,440	$134,535	$91,602
Weighted average diluted common shares outstanding	292,756	293,131	292,483	291,881	227,002
EPS, diluted	$0.49	$0.67	$0.47	$0.38	$(0.13)
Adjusted EPS, diluted	$0.54	$0.56	$0.51	$0.46	$0.40
NIM:
Net interest income	$381,488	$391,090	$376,589	$337,472	$222,785
Add: FTE adjustment[1]	5,666	5,378	4,950	4,314	3,772
Net interest income (FTE)	$387,154	$396,468	$381,539	$341,786	$226,557
Average earning assets	$41,941,913	$41,206,695	$41,180,026	$41,003,338	$31,483,553
NIM (GAAP)	3.64%	3.80%	3.66%	3.29%	2.83%
NIM (FTE)	3.69%	3.85%	3.71%	3.33%	2.88%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
PPNR:
Net interest income (FTE)[1]	$387,154	$396,468	$381,539	$341,786	$226,557
Add: Noninterest income	70,681	165,037	80,385	89,117	65,240
Total revenue (FTE)	457,835	561,505	461,924	430,903	291,797
Less: Noninterest expense	(250,711)	(282,675)	(262,444)	(277,475)	(215,589)
PPNR	$207,124	$278,830	$199,480	$153,428	$76,208
Adjustments:
Gain on sale of health savings accounts	$—	$(90,673)	$—	$—	$—
Debt securities (gains) losses	5,216	173	172	85	(342)
Noninterest income adjustments	5,216	(90,500)	172	85	(342)
Adjusted noninterest income	75,897	74,537	80,557	89,202	64,898
Adjusted revenue	$463,051	$471,005	$462,096	$430,988	$291,455
Adjustments:
Merger related charges[3]	$14,558	$20,314	$22,743	$36,585	$41,286
Property optimization	1,317	26,818	—	—	—
Noninterest expense adjustments	15,875	47,132	22,743	36,585	41,286
Adjusted total noninterest expense	(234,836)	(235,543)	(239,701)	(240,890)	(174,303)
Adjusted PPNR	$228,215	$235,462	$222,395	$190,098	$117,152
Efficiency Ratio:
Noninterest expense	$250,711	$282,675	$262,444	$277,475	$215,589
Less: Amortization of intangibles	(6,186)	(6,787)	(7,089)	(7,170)	(4,811)
Noninterest expense, excl. amortization of intangibles	244,525	275,888	255,355	270,305	210,778
Less: Amortization of tax credit investments	(2,761)	(5,258)	(2,662)	(1,525)	(1,516)
Less: Noninterest expense adjustments	(15,875)	(47,132)	(22,743)	(36,585)	(41,286)
Adjusted noninterest expense	$225,889	$223,498	$229,950	$232,195	$167,976
Total revenue (FTE)[1]	$457,835	$561,505	$461,924	$430,903	$291,797
Less: Debt securities (gains) losses	5,216	173	172	85	(342)
Total revenue excl. debt securities (gains) losses	463,051	561,678	462,096	430,988	291,455
Less: Gain on sale of health savings accounts	—	(90,673)	—	—	—
Total adjusted revenue	$463,051	$471,005	$462,096	$430,988	$291,455
Efficiency Ratio	52.8%	49.1%	55.3%	62.7%	72.3%
Efficiency Ratio (prior presentation)[4]	N/A	N/A	56.2%	62.7%	76.2%
Adjusted Efficiency Ratio	48.8%	47.5%	49.8%	53.9%	57.6%
Adjusted Efficiency Ratio (prior presentation)[4]	N/A	N/A	50.7%	53.9%	57.7%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
ROAE and ROATCE:
Net income (loss) applicable to common shares	$142,566	$196,701	$136,119	$110,952	$(29,603)
Amortization of intangibles	6,186	6,787	7,089	7,170	4,811
Tax effect[1]	(1,547)	(1,697)	(1,772)	(1,793)	(877)
Amortization of intangibles, net	4,639	5,090	5,317	5,377	3,934
Net income (loss) applicable to common shares, excluding intangible amortization	147,205	201,791	141,436	116,329	(25,669)
Total adjustments, net (see pg.11)	16,495	(32,353)	14,321	23,583	121,205
Adjusted tangible net income applicable to common shares	$163,700	$169,438	$155,757	$139,912	$95,536
Average shareholders' equity	$5,166,188	$4,936,582	$5,134,153	$5,129,900	$4,218,416
Less: Average preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(117,210)
Average shareholders' common equity	$4,922,469	$4,692,863	$4,890,434	$4,886,181	$4,101,206
Average goodwill and other intangible assets	(2,122,157)	(2,132,480)	(2,129,858)	(2,136,964)	(1,550,624)
Average tangible shareholder's common equity	$2,800,312	$2,560,383	$2,760,576	$2,749,217	$2,550,582
ROAE	11.6%	16.8%	11.1%	9.1%	(2.9)%
ROAE, adjusted	12.9%	14.0%	12.3%	11.0%	8.9%
ROATCE	21.0%	31.5%	20.5%	16.9%	(4.0)%
ROATCE, adjusted	23.4%	26.5%	22.6%	20.4%	15.0%

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Tangible Common Equity:
Shareholders' equity	$5,277,426	$5,128,595	$4,943,383	$5,078,783	$5,232,114
Less: Preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Shareholders' common equity	$5,033,707	$4,884,876	$4,699,664	$4,835,064	$4,988,395
Less: Goodwill and other intangible assets	(2,118,935)	(2,125,121)	(2,135,792)	(2,131,815)	(2,144,609)
Tangible shareholders' common equity	$2,914,772	$2,759,755	$2,563,872	$2,703,249	$2,843,786

Total assets	$47,842,644	$46,763,372	$46,215,526	$45,748,355	$45,834,648
Less: Goodwill and other intangible assets	(2,118,935)	(2,125,121)	(2,135,792)	(2,131,815)	(2,144,609)
Tangible assets	$45,723,709	$44,638,251	$44,079,734	$43,616,540	$43,690,039

Risk-weighted assets[5]	$36,856,873	$35,950,900	$34,741,765	$33,662,205	$32,341,335

Tangible common equity to tangible assets	6.37%	6.18%	5.82%	6.20%	6.51%
Tangible common equity to risk-weighted assets[5]	7.91%	7.68%	7.38%	8.03%	8.79%
Tangible Common Equity:
Common shares outstanding	291,922	292,903	292,880	292,893	292,959
Tangible common book value	$9.98	$9.42	$8.75	$9.23	$9.71

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state).
[2] Includes $11.0 million of provision for unfunded commitments for the three months ended March 31, 2022.
[3] Excludes $11.0 million of provision for unfunded commitments that is included in provision for credit losses for the three months ended March 31, 2022.
[4] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.
[5] March 31, 2023 figures are preliminary.